UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 26, 2021

Date of Report (Date of earliest event reported)

GOHEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39390	85-0563805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 West Huron St.

Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

(312) 386-8200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 26, 2021, GoHealth, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). A total of 298,496,653 shares of the Company’s Class A and Class B common stock (collectively, “Common Stock”) were present in person or represented by proxy at the Meeting, representing approximately 94.7% percent of the Company’s outstanding Common Stock as of the March 31, 2021 record date. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2021.

Item 1 — Election of three Class I directors for a term of office expiring on the date of the annual meeting of stockholders to be held in 2024 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Rahm Emanuel	273,546,021	14,328,672	10,621,960
Helene D. Gayle	283,233,152	4,641,541	10,621,960
Alexander E. Timm	287,749,619	125,074	10,621,960

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
298,436,777	43,670	16,206	0

Based on the foregoing votes, Rahm Emanuel, Helene D. Gayle and Alexander E. Timm were elected and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021	GOHEALTH, INC.

	By:	/s/ Brian P. Farley
Brian P. Farley
Chief Legal Officer and Corporate Secretary